Exhibit 3.57

CERTIFICATE OF FORMATION

OF

METROPCS FLORIDA, LLC

This Certificate of Formation is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a Limited Liability Company under the Act.

1.        Name.  The name of the limited liability company is “MetroPCS Florida, LLC” (the “Company”).

2.        Registered Office; Registered Agent.  The address of the registered office of the Company required to be maintained by Section 18-104 of the Act is:

  c/o Corporation Service Company

  2711 Centerville Road

  Suite 400

  Wilmington, Delaware 19808

3.        The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

  Corporation Service Company

  2711 Centerville Road

  Suite 400

  Wilmington, Delaware 19808

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation in Dallas, Texas on December 28, 2005.

/s/ Roger D. Linquist
Roger D. Linquist
President and Chief Executive Officer